Exhibit 99.1


BNP Residential Properties, Inc.
301 S. College Street, Suite 3850
Charlotte, North Carolina  28202

Contact:  Philip S. Payne
          Chairman
          Tel: (704) 944-0100
          Fax: (704) 944-2039

BNP Residential Properties Announces Operating Results for the Third Quarter of 2006

CHARLOTTE, N.C., Nov 06, 2006 (BUSINESS WIRE) -- BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended September 30, 2006.

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. The Company currently owns and operates 32 apartment communities containing a total of 8,180 units, and serves as general partner of partnerships that own 3 communities containing 713 units. In addition to the apartment properties, the Company owns 40 properties that are leased on a triple net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

In August 2006 we entered into an agreement and plan of merger pursuant to which an affiliate of international investment and advisory firm Babcock & Brown Limited will acquire BNP through the mergers of the Company and the operating partnership with subsidiaries of Babcock & Brown. We intend to complete the mergers as soon as practicable following approval by our shareholders (for which we expect to schedule a special meeting in December 2006) and receipt of consents to the merger transactions, satisfactory to Babcock & Brown, from certain of our lenders. Accordingly, any delay in receiving such consents could result in a delay between the approval of the mergers and the effective date of the mergers until as late as June 30, 2007.

Operating Results:

                         See Tabular Information Below

Results of Operations:

We were pleased with the results of the third quarter of 2006. The operating results reflect the growth in our apartment portfolio and continued improvement in our apartment operations and apartment markets. Demand for our apartments remained strong, and we saw increases in both occupancy and revenue per apartment unit. Meanwhile, apartment expenses have been consistent with our expectations.

Funds from Operations: Funds from operations of the operating partnership for the third quarter of 2006 decreased by 11.9% to $3.4 million from $3.9 million in the third quarter of 2005. On a diluted basis, FFO per share was $0.26 per share compared to $0.33 per share in 2006. For the first nine months of 2006, funds from operations for the operating partnership increased by 8.8% to $12.2 million from $11.2 million in 2005. On a diluted basis, FFO per share for the first nine months of 2006 was $0.95 compared to $0.98. These comparisons reflect the positive impact of apartment additions and continued improvement in apartment operating results, which have been offset or reduced by a $1.3 million charge in the third quarter of 2006 for costs related to the pending merger transaction. If the merger transaction costs had not been incurred, FFO would have been $4.7 million in the third quarter and $13.5 million in the first nine months of 2006. (See also "Non-GAAP Information" below.)

Funds Available for Distribution: Funds available for distribution for the third quarter of 2006 totaled $2.7 million, a decrease of 14.4% compared to the same period in 2005. For the first nine months of 2006, funds available for distribution was $10.1 million, an increase of 8.0% over the same period in 2005. (See also "Non-GAAP Information" below)

Net Income/Loss: Net loss for the third quarter of 2006 was $1.3 million compared to $150,000 for the third quarter of 2005. Through the first nine months of 2006, net loss was $1.7 million compared to $6.5 million in the same period in 2005. On a diluted basis, net loss attributable to common shareholders for the third quarter of 2006 was $0.13 per common share compared to $0.04 per common share for the third quarter of 2005. On a diluted basis, net loss attributable to common shareholders was $0.17 per common share for the first nine months of 2006 compared to $0.79 per common share through the first nine months in 2005.

Revenue: Total revenue in the third quarter of 2006 was $21.3 million, an increase of 12.8% compared to 2005. Apartment related income (apartment rental income plus income from apartment management and investment activities) accounted for 95.5% of total revenue in the third quarter of 2006 compared to 94.9% in 2005. Restaurant rental income was 4.5% of total revenue in the third quarter of 2006 compared to 5.1% in 2005. For the first nine months of 2006, total revenue was $62.2 million, an increase of 19.3% compared to 2005.

Apartments: Apartment rental income in the third quarter of 2006 was $20.3 million, an increase of 14.8% compared to 2005. For the first nine months of 2006, apartment rental income was $59.1 million, an increase of 21.4% compared to 2005. These increases were primarily attributable to apartment communities acquired in 2005 and 2006 (eight communities in 2005 and two communities in the first nine months of 2006). In addition, we saw continued increases in rental income at our existing apartment communities. For the third quarter of 2006, average economic occupancy for all owned apartments was 95.6% and average monthly revenue per occupied unit was $783. For the first nine months of 2006, average economic occupancy for all owned apartments was 95.1% and average monthly revenue per occupied unit was $770.

On a same-units basis, apartment revenue increased by 6.1% in the third quarter of 2006 as compared to the same period in 2005, reflecting increases in both average economic occupancy and revenue per occupied unit. On a same-units basis, average economic occupancy was 95.7% for the third quarter of 2006 compared to 94.7% in 2005. Average monthly revenue per occupied unit for the same units was $797 in the third quarter of 2006 compared to $759 in 2005. For the first nine months of 2006, apartment revenue increased by 4.9% as compared to the same period in 2005. For the first nine months of 2006, average economic occupancy was 95.3% compared to 94.8% in 2005, and average monthly revenue per occupied unit was $784 compared to $751 in 2005.

On a same-units basis, apartments NOI (apartment rental income less apartment operating expenses) for the third quarter of 2006 increased by 7.1% compared to the third quarter of 2005. For the first nine months of 2006, same-units NOI increased by 5.7% compared to the first nine months of 2005.

Restaurants: Restaurant rental income was $957,000 in the third quarter, and $2.9 million through the first nine months of both 2006 and 2005. We received the minimum rent specified in the lease agreement in the first three quarters of both 2006 and 2005. Same store sales at our restaurant properties decreased by 0.4% in the third quarter and increased by 3.1% for the first nine months of 2006 compared to the same periods in 2005.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $22.9 million in the third quarter of 2006, an increase of 18.3% compared to 2005. Expenses for the first nine months were $64.3 million, an increase of 6.1% compared to 2005. In addition to increases in both operating and financing expenses attributable to growth in the size of our apartment operations, the 2006 amounts include $1.3 million in costs related to the pending merger transaction. However, 2005 amounts include charges related to loan refinance transactions as well as one-time distributions to a minority partner from refinance proceeds.

Apartment operations expense (the direct costs of on-site operations) was $8.0 million in the third quarter of 2006, an increase of 12.5% compared to 2005. Apartment operations expense was $22.8 million for the first nine months of 2006, an increase of 19.7% over 2005. These increases were primarily attributable to apartment communities acquired in 2005 and 2006, along with the consolidation of three additional communities. Apartment operations expense represented 39.2% of related apartment rental income for the third quarter and 38.5% for the first nine months of 2006 as compared to 39.9% and 39.0% respectively, in 2005. On a same-units basis, apartment operations expense increased by 4.5% for the third quarter and by 3.8% for the first nine months of 2006.

Apartment administrative expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $0.9 million in the third quarter of 2006 compared to $0.8 million in 2005. For the first nine months, apartment administrative expense was $2.7 million compared to $2.2 million in 2005. Corporate administration expense was $0.7 million in the third quarters of both 2006 and 2005. For the first nine months, corporate administration expense increased to $2.6 million from $2.2 million in 2005.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement requires the lessee to pay virtually all of the expenses associated with the restaurant properties.

Depreciation and amortization totaled $5.2 million in the third quarter of 2006, an increase of 11.6% compared to 2005. For the first nine months, depreciation and amortization totaled $15.0 million, an increase of 20.5% compared to 2005. This increase reflects apartment acquisitions in 2006 and 2005, as well as additions and replacements at other communities.

Interest expense was $6.7 million in the third quarter of 2006, an increase of 11.6% compared to 2005. For the first nine months, interest expense was $19.7 million, an increase of 21.4% compared to 2005. These increases are attributable to the impact of new debt issued in conjunction with acquisitions of apartment properties, the inclusion of interest on debt of the three additional limited partnerships included in our consolidation, and increases in variable interest rates.

Dividend: On October 16, 2006, the Board of Directors declared a regular quarterly dividend in the amount of $0.26 per share to be paid on November 15, 2006, to shareholders of record on November 1, 2006. During the first nine months, the company paid common dividend distributions totaling $0.78 per share in 2006 and $0.75 in 2005.

Non-GAAP Information: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Our calculation of FFO is consistent with FFO as defined by NAREIT. Because we hold all of our assets in and conduct all of our operations through the operating partnership, we measure FFO at the operating partnership level (i.e., before minority interest in the operating partnership).

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation from - or "adds it back" to - GAAP net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

Funds available for distribution is frequently referred to as "FAD." We define FAD as FFO plus non-cash expense for amortization and write-off of unamortized loan costs, plus (less) gains (losses) from sales of property, less recurring capital expenditures. We believe that, together with net income and cash flows, FAD provides investors with an additional measure to evaluate the ability of the Operating Partnership to incur and service debt, to fund acquisitions and other capital expenditures, as well as to fund distributions to shareholders and minority unitholders.

Funds from operations and funds available for distribution do not represent net income or cash flows from operations as defined by generally accepted accounting principles. You should not consider FFO or FAD to be alternatives to net income as reliable measures of the company's operating performance; nor should you consider FFO or FAD to be alternatives to cash flows from operations as measures of liquidity.

Funds from operations and funds available for distribution do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to shareholders. FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by generally accepted accounting principles. Further, FFO and FAD as disclosed by other REITs might not be comparable to our calculation of FFO or FAD.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2005.

Information Requests: More information may be obtained by calling our Corporate Offices at (704) 944-0100 or on the Internet through our website at www.bnp-residential.com. You may also e-mail information requests to our investor relations department at investor.relations@bnp-residential.com.

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Financial and Operations Highlights
(all amounts in thousands except per share and
 property data amounts)
(unaudited)

                                  Three months ended Nine months ended
                                     September 30      September 30
                                     2006     2005     2006     2005
                                  ------------------ -----------------

Apartment rental income            $20,313  $17,701  $59,011  $48,619
Apartment operations expense         7,965    7,079   22,788   19,031
   Apartments NOI                   12,348   10,622   36,223   29,588

Funds from operations - Operating
 partnership                       $ 3,412  $ 3,875  $12,171  $11,185
   Per share - diluted                0.26     0.33     0.95     0.98

Dividends per share                $  0.26  $  0.25  $  0.78  $  0.75

Net income (loss)                  $(1,298) $  (150) $(1,692) $(6,529)
   Per share - basic and diluted     (0.13)   (0.01)   (0.17)   (0.71)

Income (loss) from continuing
 operations                        $(1,298) $  (195) $(1,692) $(6,626)
   Per share - basic and diluted     (0.13)   (0.01)   (0.17)   (0.72)

Weighted average shares and units
 outstanding
   Preferred B shares                    -      909        -      909
   Common shares                    10,459    9,384   10,425    9,203
   Operating partnership minority
    units                            2,609    2,408    2,585    2,231

Shares and units outstanding at
 end of period
   Preferred B shares                                      -      909
   Common shares                                      10,468    9,458
   Operating partnership minority
    units                                              2,609    2,408

Occupancy information
---------------------------------
Average economic occupancy
   Owned communities - 2006/05
    same units                        95.7%    94.7%    95.3%    94.8%
   Owned communities - all units      95.6%    95.0%    95.1%    94.9%
   Consolidated limited
    partnership communities           93.2%    90.2%    95.2%    93.6%
Weighted average revenue per
 occupied unit
   Owned communities - 2006/05
    same units                     $   797  $   759  $   784  $   751
   Owned communities - all units       783      744      770      722
   Consolidated limited
    partnership communities            994      953      982      949

Portfolio information
---------------------------------
Number of apartment communities
 at end of period
   Owned communities                                      32       29
   Consolidated limited
    partnership communities                                3        3
Number of apartment units at end
 of period
   Owned communities                                   8,180    7,672
   Consolidated limited
    partnership communities                              713      713

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Consolidated Statements of Operations and Financial Results
(all amounts in thousands except per share amounts)
(unaudited)

                                 Three months ended Nine months ended
                                    September 30       September 30
                                    2006     2005      2006     2005
                                 ------------------ ------------------

Revenues
Apartment rental income           $20,313  $17,701   $59,011  $48,619
Restaurant rental income              957      957     2,872    2,872
Management fee income                  11        6        28      122
Interest and other income              37      228       257      480
                                 --------- -------- --------- --------
                                   21,319   18,892    62,168   52,093

Expenses
Apartment operations                7,965    7,079    22,788   19,031
Apartment and corporate
 administration                     1,674    1,482     5,295    4,415
Interest                            6,732    6,034    19,675   16,211
Penalties paid at debt refinance        -        -         -      519
Depreciation                        5,052    4,534    14,560   12,079
Amortization of deferred loan
 costs                                132      112       398      330
Write-off of unamortized loan
 costs at debt refinance                -        -         -      223
Deficit distributions to
 minority partners                     90      150       270    7,771
Costs related to merger
 transaction                        1,296        -     1,296        -
                                 --------- -------- --------- --------
                                   22,941   19,392    64,282   60,580
                                 --------- -------- --------- --------
                                   (1,622)    (500)   (2,113)  (8,487)
Loss attributed to minority
 interests -
  - Consolidated limited
   partnerships                         -      191         -      267
  - Operating partnership             324      114       421    1,594
                                 --------- -------- --------- --------
Loss from continuing operations    (1,298)    (195)   (1,692)  (6,626)

Discontinued operations:
Income from discontinued
 operations                             -       56         -      121
(Income) attributed to operating
 partnership minority                   -      (12)        -      (24)
                                 --------- -------- --------- --------
Income from discontinued
 operations                             -       45         -       97

                                 --------- -------- --------- --------
Net loss                           (1,298)    (150)   (1,692)  (6,529)
Less cumulative preferred
 dividend                               -     (250)        -     (750)
                                 --------- -------- --------- --------
Loss attributed to common
 shareholders                     $(1,298) $  (400)  $(1,692) $(7,279)
                                 ========= ======== ========= ========

Earnings per common share - basic and diluted:
  Loss from
   - Continuing operations        $ (0.13) $ (0.01)  $ (0.17) $ (0.72)
   - Discontinued operations            -        -         -     0.01
                                 --------- -------- --------- --------
  Net loss                          (0.13)   (0.01)    (0.17)   (0.71)
Loss attributed to common
 shareholders                       (0.13)   (0.04)    (0.17)   (0.79)

Dividends per share               $  0.26  $  0.25   $  0.78  $  0.75

Weighted average shares
 outstanding:
  Preferred B shares                    -      909         -      909
  Common shares                    10,459    9,384    10,425    9,203

Consolidated Statements of Operations and Financial Results - page 2 (all amounts in thousands except per share amounts)
(unaudited)

                                 Three months ended  Nine months ended
                                   September 30        September 30
                                    2006     2005      2006     2005
                                ------------------- ------------------


Net loss                          $(1,298) $  (150)  $(1,692) $(6,529)
Income (loss) attributed to
 minority interests                  (324)    (293)     (421)  (1,837)
Cumulative preferred dividend           -     (250)        -     (750)
Casualty gains                          -     (168)     (113)    (168)
Amortization of in-place lease
 intangibles                           23       62       133      136
Depreciation, continuing
 operations                         5,052    4,534    14,560   12,079
Depreciation, discontinued
 operations                             -       84         -      255
Deficit distributions to
 minority partners                     90      150       270    7,771
Minority interest in FFO of
 consolidated limited
 partnerships                        (130)     (94)     (565)     228
                                ---------- -------- --------- --------
Funds from operations -
 Operating partnership            $ 3,412  $ 3,875   $12,171  $11,185
                                ========== ======== ========= ========

Funds from operations per unit
 - diluted                        $  0.26  $  0.33   $  0.95  $  0.98


Net cash provided by operating
 activities                       $ 2,965  $ 4,298   $13,409  $11,360
Cumulative preferred dividend           -     (250)        -     (750)
Recurring capital expenditures       (992)    (902)   (2,933)  (2,204)
Change in operating assets and
 liabilities, net                     752       (8)     (152)     792
Minority interest in
 reconciling items arising from
 consolidated limited
 partnerships                         (50)     (15)     (185)     187
                                ---------- -------- --------- --------
Funds available for
 distribution - Operating
 partnership                      $ 2,674  $ 3,123   $10,138  $ 9,385
                                ========== ======== ========= ========


 Weighted average shares and units outstanding:
    Preferred B shares and
     units                              -      909         -      909
    Common shares                  10,459    9,384    10,425    9,203
    Operating partnership
     minority units                 2,609    2,408     2,585    2,231
                                ---------- -------- --------- --------
                                   13,067   12,702    13,009   12,344
                                ========== ======== ========= ========

Consolidated Statements of Operations and Financial Results - page 3 (all amounts in thousands except per share amounts)
(unaudited)

                                 Three months ended  Nine months ended
                                   September 30        September 30
                                     2006     2005      2006     2005
                                ------------------- ------------------

 We calculated basic and diluted per common share amounts using the following:

 Numerators:
-------------------------------
 For basic per common share
  amounts -
    Net loss                      $(1,298) $  (150)  $(1,692) $(6,529)
    Less cumulative preferred
     dividend                           -     (250)        -     (750)
                                ---------- -------- --------- --------
 Loss attributed to common
  shareholders - basic            $(1,298) $  (400)  $(1,692) $(7,279)
                                ========== ======== ========= ========
 For diluted per common share
  amounts -
    Net loss                      $(1,298) $  (150)  $(1,692) $(6,529)
    Adjust for income (loss)
     attributed to minority
     interest in operating
     partnership                     na(1)    na(1)     na(1)    na(1)
    Less cumulative preferred
     dividend                           -     (250)        -     (750)
                                ---------- -------- --------- --------
    Loss attributed to common
     shareholders - diluted       $(1,298) $  (400)  $(1,692) $(7,279)
                                ========== ======== ========= ========

 Denominators:
-------------------------------
 For basic per common share
  income amounts -
    Weighted average common
     shares outstanding            10,459    9,384    10,425    9,203
    less weighted average
     nonvested shares
     outstanding                     (203)    (133)     (201)     (45)
                                ---------- -------- --------- --------
    Weighted average common
     shares - basic                10,256    9,252    10,224    9,159
 Effect of potentially dilutive
  securities:
    Operating partnership
     minority units                  na(1)    na(1)     na(1)    na(1)
    Nonvested shares
     outstanding                     na(2)    na(2)     na(2)    na(2)
    Dilutive stock options           na(2)    na(2)     na(2)    na(2)
                                ---------- -------- --------- --------
 For diluted per share income
  amounts -
    Adjusted weighted average
     common shares and assumed
     conversions                   10,256    9,252    10,224    9,159
                                ========== ======== ========= ========

 For funds from operations per share or unit:
    Weighted average common
     shares - basic                10,256    9,252    10,224    9,159
    Weighted average operating
     partnership minority units     2,609    2,408     2,585    2,231
                                ---------- -------- --------- --------
    Weighted average common
     shares and units
     outstanding                   12,865   11,660    12,808   11,390
    Nonvested shares
     outstanding                     na(2)    na(2)     na(2)    na(2)
    Dilutive stock options           na(2)    na(2)     na(2)    na(2)
                                ---------- -------- --------- --------
    Weighted average operating
     partnership common units
     and assumed conversions -
     diluted                       12,865   11,660    12,808   11,390
                                ========== ======== ========= ========


(1) Operating partnership units are anti-dilutive - excluded from calculation of diluted per share amounts for net income and income attributed to common shareholders. FFO is calculated at the operating partnership level; this calculation includes operating partnership minority units.
(2) Nonvested shares and stock options are anti-dilutive - excluded from calculation of diluted per share amounts for net income, income attributed to common shareholders, and funds from operations.

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Consolidating Summary Statements of Operations
(all amounts in thousands)
(unaudited)
                                       2006                  2005
                         ---------------------------------------------


 Three months ended                     Consol   Owned       Owned
  September 30 -          Consol  Elim    LPs   Properties  Properties
                         ---------------------------------------------

 Revenues
 Apartment rental income $20,313 $   - $2,022     $18,292     $15,776
 Restaurant rental income    957     -      -         957         957
 Management fee income        11  (101)     -         112         101
 Casualty gains                -     -      -           -         168
 Interest and other
  income                      37   (44)     2          80          85
                         ---------------------------------------------
                          21,319  (145) 2,024      19,441      17,087
 Expenses
 Apartment operations      7,965  (101)   921       7,145       6,277
 Apartment administration    943     -      -         943         799
 Corporate administration    730     -      -         730         683
 Interest                  6,732   (44)   681       6,096       5,389
 Penalties paid at debt
  refinance                    -     -      -           -           -
 Depreciation              5,052     -    518       4,534       4,122
 Amortization of deferred
  loan costs                 132     -     15         117          93
 Write-off of unamortized
  loan costs at debt
  refinance                    -     -      -           -           -
 Deficit distributions to
  minority partners           90     -     90           -           -
 Costs related to merger
  transaction              1,296     -      -       1,296           -
                         ---------------------------------------------
                          22,941  (145) 2,225      20,861      17,363
                         ---------------------------------------------
 Loss from continuing
  operations              (1,622)    -   (201)     (1,420)       (275)
 Income from discontinued
  operations                   -     -      -           -          56
                         ---------------------------------------------
 Loss before minority
  interests               (1,622)$   - $ (201)    $(1,420)    $  (219)
                                 =====================================
 Loss (income) attributed
  to minority interests -
  - Consolidated LPs           -
  - Operating partnership    324
                         --------
 Net loss                 (1,298)
                         ========

 Calculation of FFO:
 (Loss) income before
  minority interest      $(1,622)$   - $ (201)    $(1,420)    $  (219)
 Casualty gains                -     -      -           -        (168)
 Cumulative preferred
  dividend                     -     -      -           -        (250)
 Amortization of in-place
  lease intangible            23     -      -          23          62
 Depreciation              5,052     -    518       4,534       4,122
 Depreciation related to
  discontinued operations      -     -      -           -          84
 Deficit distributions        90     -     90           -           -
                         ---------------------------------------------
                           3,543     -    406       3,136       3,631
 Minority interest in
  consolidated LPs          (130)    -   (130)          -           -
                         ---------------------------------------------
 FFO - Operating
  partnership            $ 3,412 $   - $  276     $ 3,136     $ 3,631
                         =============================================

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Consolidating Summary
 Statements of Operations
(all amounts in thousands)
(unaudited)
                                       2006                  2005
                         ---------------------------------------------


 Nine months ended                      Consol   Owned       Owned
  September 30 -          Consol  Elim    LPs   Properties  Properties
                         ---------------------------------------------

 Revenues
 Apartment rental income $59,011 $   - $5,995     $53,016     $43,467
 Restaurant rental income  2,872     -      -       2,872       2,872
 Management fee income        28  (301)     -         329         378
 Casualty gains              113     -      -         113         168
 Interest and other
  income                     144  (129)     6         268         387
                         ---------------------------------------------
                          62,168  (431) 6,001      56,598      47,273
 Expenses
 Apartment operations     22,788  (301) 2,569      20,520      17,065
 Apartment administration  2,737     -      -       2,737       2,210
 Corporate administration  2,557     -      -       2,557       2,205
 Interest                 19,675  (129) 2,032      17,773      14,505
 Penalties paid at debt
  refinance                    -     -      -           -           -
 Depreciation             14,560     -  1,306      13,254      11,086
 Amortization of deferred
  loan costs                 398     -     44         353         279
 Write-off of unamortized
  loan costs at debt
  refinance                    -     -      -           -          63
 Deficit distributions to
  minority partners          270     -    270           -           -
 Costs related to merger
  transaction              1,296     -      -       1,296           -
                         ---------------------------------------------
                          64,281  (431) 6,221      58,491      47,414
                         ---------------------------------------------
 Loss from continuing
  operations              (2,113)    -   (220)     (1,893)       (141)
 Income from discontinued
  operations                   -     -      -           -         121
                         ---------------------------------------------
 Loss before minority
  interests               (2,113)$   - $ (220)    $(1,893)    $   (20)
                                 =====================================
 Loss (income) attributed
  to minority interests -
  - Consolidated LPs           -
  - Operating partnership    421
                         --------
 Net loss                 (1,692)
                         ========

 Calculation of FFO:
 (Loss) income before
  minority interest      $(2,113)$   - $ (220)    $(1,893)    $   (20)
 Casualty gains             (113)    -      -        (113)       (168)
 Cumulative preferred
  dividend                     -     -      -           -        (750)
 Amortization of in-place
  lease intangible           133     -      -         133         136
 Depreciation             14,560     -  1,306      13,254      11,086
 Depreciation related to
  discontinued operations      -     -      -           -         255
 Deficit distributions       270     -    270           -           -
                         ---------------------------------------------
                          12,736     -  1,355      11,381      10,538
 Minority interest in
  consolidated LPs          (565)    -   (565)          -           -
                         ---------------------------------------------
 FFO - Operating
  partnership            $12,171 $   - $  790     $11,381     $10,538
                         =============================================

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Consolidating Summary
 Balance Sheets
(all amounts in thousands)
(unaudited)

                                 September 30             December 31
                                    2006                     2005
                    --------------------------------------------------

                                       Consol    Owned       Owned
                      Consol    Elim     LPs    Properties  Properties
                    --------------------------------------------------

 Assets
 Real estate
  investments at
  cost:             $ 617,800 $     - $49,933    $567,867    $547,209
 Less accumulated
  depreciation       (100,692)      -  (8,454)    (92,238)    (79,956)
                    --------------------------------------------------
                      517,108       -  41,479     475,629     467,253
 Cash and cash
  equivalents           2,533       -     747       1,786       2,306
 Prepaid expenses
  and other assets     11,392   4,352     974       6,066       2,938
 Deferred financing
  costs, net            2,438       -     406       2,032       1,930
 Intangible assets      1,126       -       -       1,126       1,240
                    --------------------------------------------------
 Total assets       $ 534,597 $ 4,352 $43,606    $486,638    $475,668
                    ==================================================

 Liabilities and
  Shareholders'
  Equity
 Deed of trust and
  other notes
  payable           $ 453,623 $(2,612)$50,142    $406,093    $388,576
 Accounts payable
  and accrued
  expenses              5,058     (58)    460       4,656       1,332
 Accrued interest on
  notes payable         1,923       -     204       1,719       1,141
 Consideration due
  for acquisitions          -       -       -           -       1,000
 Deferred revenue
  and security
  deposits              2,405       -      43       2,361       1,982
                    --------------------------------------------------
                      463,008  (2,670) 50,849     414,829     394,031
 Minority interest
  in operating
  partnership          19,846       -       -      19,846      21,207
 Shareholders'
  equity               51,742   7,022  (7,243)     51,962      60,429
                    --------------------------------------------------
 Total liabilities
  and shareholders'
  equity            $ 534,597 $ 4,352 $43,606    $486,638    $475,668
                    ==================================================

BNP Residential Properties, Inc.
----------------------------------------------------------------------
Supplemental Information
(all amounts in thousands except per apartment unit data)
(unaudited)


Debt maturities as of
 September 30, 2006
                                                        Consolidated
                                                          Limited
                         Owned Properties               Partnerships
             ---------------------------------------------------------
                                       Variable-rate
                      Fixed-rate debt       debt      Fixed-rate debt
                      ------------------------------------------------
                               Average         Average         Average
               Total   Amount   Rate   Amount   Rate  Amount(1) Rate
             ---------------------------------------------------------
Remainder of
       2006      $598     $544    5.9%     $54    7.3%    $158    5.7%
       2007    11,431    2,254    5.9%   9,177    7.3%     664    5.7%
       2008    72,655   41,946    6.5%  30,709    7.2%     698    5.7%
       2009    56,722   31,247    5.3%  25,475    7.1%     743    5.7%
       2010    20,919   20,919    6.8%       -             786    5.7%
  Thereafter  243,768  243,768    5.7%       -          43,594    5.8%
             ------------------       ---------       ---------

             $406,093 $340,678    5.8% $65,415    7.2% $46,643    5.8%
             ==================       =========       =========



(1) Does not include $0.9 million debt premium to adjust one loan to fair value in consolidation.




Capital expenditures for Owned Properties
Year-to-date September 30, 2006
                                                              Per
                                                       Total  unit
                                                      ------------

Recurring capital expenditures:
   Floor coverings                                      $975 $121
   Appliances/HVAC                                       408   51
   Exterior paint                                         20    2
   Computer/support equipment                            151   19
   Other                                                 886  110
                                                      ------------

                                                      $2,440 $303
                                                      ============

Non-recurring capital expenditures:
   Acquisition improvements at apartment properties   $2,473
   Casualty replacements                               1,326
   Additions and betterments at apartment properties     816
   Computer/support equipment                            137
                                                      -------

                                                      $4,752
                                                      =======